EXHIBIT 3.1.4

SILA REALTY TRUST, INC.

ARTICLES OF AMENDMENT

Sila Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The charter of the Corporation (the “Charter”) is hereby amended, effective at 9:32 a.m. Eastern Time, on June 13, 2024 (the “Effective Time”), to change, at the Effective Time, the name and designation of the Company’s Class A Common Stock, $0.01 par value per share, to Common Stock, $0.01 par value per share. All references in the Charter to “Class A Common Stock” or “Class A Shares” are hereby changed at the Effective Time to “Common Stock.”
SECOND: The amendments to the Charter as set forth above have been duly advised and approved by at least a majority of the entire Board of Directors as required by the Maryland General Corporation Law. The amendments to the Charter set forth herein are limited to changes expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.
THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendments to the Charter as set forth above.
FOURTH: These Articles of Amendment shall become effective at the Effective Time.
FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Chief Financial Officer, Executive Vice President, Treasurer and Secretary on this 11th day of June, 2024.

ATTEST:		SILA REALTY TRUST, INC.

By:	/s/ Kay C. Neely	By:	/s/ Michael A. Seton
Name:	Kay C. Neely	Name:	Michael A. Seton
Title:	Chief Financial Officer, Executive Vice President, Treasurer and Secretary	Title:	Chief Executive Officer and President